UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 31, 2017
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5100 E Skelly Dr., Suite 500, Tulsa, OK	74135
	(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2017, Matrix Service Company (the “Company”) entered in to that certain First Amendment to Fourth Amended and Restated Credit Agreement (the “First Amendment”), by and among the Company and certain foreign subsidiaries, as Borrowers (collectively, the “Borrowers”), various subsidiaries of the Company, as Guarantors (collectively, the “Guarantors”), JPMorgan Chase Bank, N.A., as Administrative Agent, Lead Arranger and Sole Bookrunner (“JPMC”), and the other Lenders party thereto. The First Amendment amended that certain Fourth Amended and Restated Credit Agreement dated as of February 8, 2017, by and among the Borrowers, the Guarantors, JPMC and the other Lenders party thereto.

The First Amendment provided the following:

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The maximum permitted Leverage Ratio was temporarily increased to 4.00 to 1.00 for the quarters ending September 30, 2017 and December 31, 2017. The maximum permitted Leverage Ratio will revert back to 3.00 to 1.00 beginning with the quarter ending March 31, 2018.

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The Fixed Charge Coverage Ratio will not be tested for the quarters ending September 30, 2017 and December 31, 2017, but will be in effect and tested quarterly thereafter beginning with the quarter ending March 31, 2018.

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A new minimum Consolidated EBITDA covenant was added solely for the four-quarter period ending December 31, 2017. For this period, the Company is required to achieve Consolidated EBITDA of at least $15.0 million.

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The restricted payment covenant was amended to restrict cash dividends and share repurchases during the period beginning August 31, 2017 and ending December 31, 2017 to an aggregate amount of no more than $5.0 million. In addition, during such period, both cash dividends and share repurchases are prohibited unless the pro forma Leverage Ratio is less than or equal to 2.50 to 1.00. Thereafter, the restriction reverts back to limiting dividends to 50% of net income for each fiscal year, and limiting share repurchases to $30.0 million per calendar year.

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An additional increased pricing tier was added for the "Covenant Relief Period" beginning on August 31, 2017 and ending on the date the Company delivers its financial statements and compliance certificate for the fiscal quarter ending December 31, 2017, if such compliance certificate demonstrates compliance with the financial covenants. If the Company’s Leverage Ratio, as of any quarterly calculation date during the Covenant Relief Period, exceeds 3.00 to 1.00: (1) the Applicable Margin on ABR loans will be 1.875%; (2) the Applicable Margin for Adjusted LIBO, EURIBO and CDOR loans will be 2.875%; (3) the Applicable     Margin for Canadian Prime Rate loans will be 3.375%; and (4) the unused credit facility fee will be 0.50%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: September 7, 2017	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer